Exhibit 99.1

ORGANICELL REGENERATIVE MEDICINE REBRANDING TO ZEO SCIENTIFIX

Leading Therapeutics Research Company Begins New Era

Common Stock to trade on OTCQB under the symbol “ZEOX” commencing March 5, 2024

Fort Lauderdale, Florida – March 4, 2024 – ZEO ScientifiX, Inc. (OTCQB: ZEOX) (f/k/a Organicell Regenerative Medicine, Inc. – OTCQB: OCEL) today reported that the Financial Industry Regulatory Agency (“FINRA”) completed the processing of the Company’s Corporate Action Notification Form filed with respect to the change of its name from Organicell Regenerative Medicine, Inc. to “ZEO ScientifiX, Inc.” (“ZEO” or the “Company”) and its stock trading symbol from OCEL to “ZEOX” (the “Corporate Action”). The Corporate Action is effective as of the opening of trading, tomorrow, March 5, 2024. In connection with the Corporate Action, the CUSIP number for our common stock will not change.

ZEO ScientifiX’s Chief Executive Officer, Harry Leider, MD, MBA commented, “We are delighted about our name change to ZEO as it communicates the energy and creativity inherent in our growing organization. Having recently competed our Phase 1 clinical program, we are eager to move forward to commence and complete our Phase 2 trials, leading us closer to potential FDA approval of our proprietary biologic therapeutics - as well as to continue to grow our flagship product, a first-of-its-kind completely autologous exosome called, Patient Pure X™ (PPX™).”

ZEO is a biopharmaceutical company with an R & D program targeted at chronic diseases utilizing novel biological therapeutics. The Company is focused on providing patients access to advanced regenerative therapies as quickly as possible through the rigor of its advanced research programs. The Company recently made several additions to its executive team, adding multiple health care leaders with broad backgrounds in regenerative medicine, commercial healthcare, and the biopharma space.

Dr. Leider added, “The progress of our research program and the additions to our leadership team should provide the biotech community with enhanced confidence in ZEO ScientifiX and our future – as we advance to a future where innovative biologic therapeutics will redefine the standard of care for many important chronic diseases.”

About ZEO ScientifiX, Inc.

ZEO ScientifiX, Inc.  (OTCQB: ZEOX) is a clinical-stage biopharmaceutical company located inside Nova Southeastern University’s Collaborative Center for Research in Davie, Florida. ZEO is principally focusing on the development of innovative biological therapeutics for the treatment of chronic diseases and the provision of related services. The Company’s proprietary products are derived from allogenic and autologous sources and are manufactured in an FDA-registered, cGMP compliant laboratory to retain the naturally occurring bioactive exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent.

To learn more, please visit https://zeoscientifix.com/

Forward-Looking Statements

Certain statements contained in this press release, including those regarding its R&D program should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. No assurances can be given that the Company will be successful in its research initiatives. In addition, no assurances can be given that our research initiatives will increase the price of our common stock to a level that is attractive to brokerage houses and institutional investors. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. ZEO has no intention and specifically disclaims any duty to update the information in this press release.

Investor Relations and Media Relations Contact

ZEO Investor Relations

Jacqueline Domenech

1-888-963-7881
IR@zeoscientifix.com